Sales contract

Contract no: GS001 Signed at: jining city china Date:2013-7-30

Port of shipment: Qingdao china port of destination: USA

Sellers:Shandong Gretech Water Treatment Co.,Ltd

Buyers: Spacepath Inc,442 court st, elko,nv 89801,USA, tel:(503) 660-3174

This contract is made by and between the Buyers and the Sellers, whereby the Buyers agree to buy and the Sellers agree to sell the undermentioned commodity according to the terms and conditions stipulated below:

commodity	Specification (Ton/Hour)	Quantity (set)	packing	Fob Qingdao price(USD)	Total value
The single reverse osmosis system	0.5	1	Sea worthy	4,470.00	4,470.00
	1	1	Sea worthy	5,250.00	5,250.00
	2	1	Sea worthy	7,198.00	7,198.00
	3	1	Sea worthy	8,376.00	8,376.00
	4	1	Sea worthy	9,732.00	9,732.00
	5	1	Sea worthy	12,850.00	12,850.00
	6	1	Sea worthy	15,774.00	15,774.00
	7	1	Sea worthy	18,697.00	18,697.00
	8	1	Sea worthy	21,621.00	21,621.00

Add: jiaxiang industrial park, New and high-tech Development Zone JiNing City Cina Tel: 0537-6988002
FAX: 0537-6988009 http://www.xingerui.com.cn

	9	1	Sea worthy	24,544.00	24,544.00
	10	1	Sea worthy	27,468.00	27,468.00
	15	1	Sea worthy	37,639.00	37,639.00
	20	1	Sea worthy	47,384.00	47,384.00
Pls pay attention to these prices that are apply to the most simple configurations ,different water have different configurations also have the appropriate price .					

1.Time of shipment: These goods will be divided into several shipments ,and the first shipment will be in 30 days after receive the deposit .

2.Terms of payment: 50% of prepaid ,40% payment befor shipment, and the balance against the copy of the B/L.

3. Disclaimer of Warranty; Due Diligence. The Goods are being sold "as is," and the Seller disclaims all warranties (other than the implied warranty of title under article 2 of the Uniform Commercial Code), whether express or implied, including the warranties of merchantability and fitness for a particular purpose. The Buyer acknowledges that it has not been induced by any statements or representations of any person with respect to the quality or condition of the Goods and that no such statements or representations have been made. The Buyer acknowledges that it has relied solely on the investigations, examinations, and inspections as the Buyer has chosen to make and that the Seller has afforded the Buyer the opportunity for full and complete investigations, examinations, and inspections.

4. Limitation of Liability. The Seller will not be liable for any indirect, special, consequential, or punitive damages (including lost profits) arising out of or relating to this agreement or the transactions it contemplates (whether for breach of contract, tort, negligence, or other form of action) and irrespective of whether the Seller has been advised of the possibility of any such damage.

5. Limitation of Actions. No action arising out of or relating to this agreement or the transactions it contemplates may be commenced against the Seller more than 12 months after the basis for such claim could reasonably have been discovered.

Add: jiaxiang industrial park, New and high-tech Development Zone JiNing City Cina Tel: 0537-6988002
FAX: 0537-6988009 http://www.xingerui.com.cn

6. Governing Law and Designation of Forum. (a) The laws of the State of shandong jining china govern all matters arising out of or relating to this agreement and the transactions it contemplates, including, without limitation, its interpretation, construction, validity, performance (including the details of performance), and enforcement.

7. Force Majeure. The Seller will not be liable for delays in performance or for non-performance due to unforeseen circumstances or causes beyond the Seller's reasonable control.

8. Entire Agreement. This agreement constitutes the entire agreement between the parties with respect to the subject matter of this agreement and supersedes all other agreements, whether written or oral, between the parties.

9. Amendments. No amendment to this agreement will be effective unless it is in writing and signed by both parties.

10. Effectiveness; Date. This agreement will become effective when both parties have signed it.

11. Counterparts; Electronic Signatures. This agreement may be signed in one or more counterparts, which together will form a single agreement. This agreement may be signed electronically.

Seller: Shandong Gretech Water Tretment Co.,Ltd
Signed and sealed: 山东格瑞水务有限公司 SHANDONG GRETECH WATER TREATMENT CO.,LTD. 李新春
Date: 2013.7.31

Buyer: SpacePath Inc.
Signed and sealed: [signature]
Date: 8-1-13

Add: Jinxiang industrial park. New and high-tech Development Zone JiNing City Cina Tel: 0537-6988002
FAX: 0537-6988009 http://www.xingerui.com.cn